UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14114 Dallas Parkway, Suite 600
Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 24, 2006, we, Crdentia Corp., a Delaware corporation, sold 1,250,000 shares of common stock to MedCap Partners LP (“MedCap”) at a price per share of $0.60.  The shares were issued pursuant to the terms and conditions set forth in the Securities Purchase Agreement we entered with MedCap on December 30, 2005.  The shares were sold in a private transaction pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder.  C. Fred Toney, a member of our board of directors, is the managing member of MedCap Management & Research LLC, the general partner of MedCap.

In connection with the sale of the shares, we agreed to register the shares for resale on a registration statement pursuant to the terms of a Registration Rights Agreement dated January 6, 2006.

The description of the transaction set forth above is qualified in its entirety by reference to the Securities Purchase Agreement which is filed with this current report as Exhibit 10.1, and the Registration Rights Agreement, which is filed with this current report as Exhibit 10.2.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, is hereby incorporated by reference into this Item 3.02.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement by and between the Company and MedCap, dated as of December 30, 2005 (incorporated by reference to the current report on 8-K filed on January 6, 2006).
10.2

Registration Rights Agreement by and among Crdentia Corp. and the investors listed on the signature pages thereto, dated as of January 6, 2006 (incorporated by reference to the current report on Form 8-K filed on January 10, 2006).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

January 30, 2006	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement by and between the Company and MedCap, dated as of December 30, 2005 (incorporated by reference to the current report on 8-K filed on January 6, 2006).
10.2

Registration Rights Agreement by and among Crdentia Corp. and the investors listed on the signature pages thereto, dated as of January 6, 2006 (incorporated by reference to the current report on Form 8-K filed on January 10, 2006).